As filed with the Securities and Exchange Commission on April 28, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION

STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VAXXINITY,

INC.
(Exact name of registrant as specified in its charter)

Delaware

86-2083865
(State or other jurisdiction of
incorporation or organization)

(I.R.S. Employer
Identification Number)
505 Odyssey Way
Merritt Island, FL 32953
(Address, including zip code, principal executive offices)
Vaxxinity,

Inc. 2021 Omnibus Incentive Compensation Plan
(Full title of the plan)
René Paula Molina
General Counsel and Secretary
Vaxxinity,

Inc.
505 Odyssey Way
Merritt Island, FL 32953
Telephone: (254)

244-5739
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer,

an accelerated filer, a non-accelerated filer,
a smaller reporting company or an emerging growth company.

See the definitions of “large accelerated filer,”
“accelerated filer,” “smaller reporting

company,” and “emerging

growth company” in Rule 12b-2 of the Exchange
Act.

Large accelerated filer

☐

Accelerated filer

☐
Non-accelerated filer

☒

Smaller reporting company

☒

Emerging growth company

☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition
period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B)
of the Securities Act.
☐

EXPLANATORY

NOTE
This Registration Statement

on Form S-8

is being filed

for the purpose

of registering an

additional 3,186,306 shares
of

Class

A

common

stock,

par

value

$0.0001

per

share

(the

“Class

A

Common

Stock”),

of

Vaxxinity,

Inc.

(the
“Registrant”) issuable under

the Registrant’s

2021 Omnibus Incentive

Compensation Plan (the “Plan”),

representing
an increase of 3,186,306

shares of Class A Common Stock reserved under the Plan effective as of January 1, 2023 as
a

result

of

the

operation

of

the

Plan’s

automatic

annual

increase

provision.

This

Registration

Statement

registers
additional securities

of the same

class as other

securities for

which a registration

statement filed

on Form S-8

of the
Registrant relating to an employee bene

fit plan is effective (File No.

333-261061). Pursuant to Instruction E of Form
S-8,

the

contents

of

the

Registrant’s

registration

statement

on

Form

S-8

filed

with

the

Securities

and

Exchange
Commission

on

November

15,

2021

(File

No.

333-261061),

except

for

Item 6

“Indemnification

of

Directors

and
Officers” and Item 8 “Exhibits”,

are incorporated by reference herein.

PART

II
INFORMATION REQUIRED

IN THE REGISTRATION

STATEMENT

Item 6. Indemnification of Directors and Officers.
We

have

entered

into

indemnification

agreements

with

each

of

our

current

directors

and

executive

officers.
These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against
liabilities that may

arise by reason

of their service

to us, and

to advance expenses

incurred as a

result of any

proceeding
against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.
Section 145

of

the

Delaware

General

Corporation

Law

(the

“DGCL”)

provides

that

a

corporation

may
indemnify directors

and officers

as well

as other

employees and

individuals

against expenses

(including

attorneys’
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with

any

threatened,

pending

or

completed

actions,

suits or

proceedings

in

which

such

person

is made

a

party

by
reason

of

such

person

being

or

having

been

a

director,

officer,

employee

or

agent

to

the

Registrant.

The

DGCL
provides that Section 145 is

not exclusive of other

rights to which those

seeking indemnification may be

entitled under
any bylaw, agreement,

vote of stockholders or disinterested directors or otherwise. Our amended and restated bylaws provide for indemnification by the Registrant of its

directors, officers and employees to the fullest extent permitted by the DGCL.
Section 102(b)(7)

of the

DGCL permits

a corporation

to provide

in its

charter that

a director

or officer

of the
corporation shall

not be

personally liable

to the

corporation or

its stockholders

for monetary

damages for

breach of
fiduciary duty as a director or officer, except for liability of (1) a director or officer for any breach of the director’s or
officer’s duty of loyalty to the

corporation or its stockholders, (2)

a director or officer for

acts or omissions not

in good
faith or which involve

intentional misconduct or

a knowing violation of

law, (3)

a director for payments of

unlawful
dividends

or unlawful

stock purchases

or redemptions,

(4) a

director or

officer

for any

transaction from

which the
director

or

officer

derived

an

improper

personal

benefit,

or

(5)

an

officer

in

any

action

by

or

in

the

right

of

the
corporation. The

certificate of

incorporation,

as amended,

of the

Registrant provides

for such

limitation of

liability
with respect to directors of the corporation.

We

maintain standard policies of

insurance under which coverage

is provided (a) to our

directors and officers
against loss arising from

claims made by reason

of breach of duty

or other wrongful act and

(b) to us with respect to
payments we may make to our officers and

directors pursuant to the above indemnification provision

or otherwise as
a matter of law.

Item 8. Exhibits.

Exhibit
Number

Exhibit Description

Incorporated by
Reference

Filed
Herewith

Form

Date

Numbe
r

4.1

Amended and Restated Certificate of Incorporation.

8-K

11/17/2021

3.1

4.2

Amended and Restated Bylaws.

8-K

11/17/2021

3.2

4.3
Warrant to Purchase

Shares of Class A Common Stock of Vaxxinity,
Inc.
S-1/A

11/5/2021

4.1

5.1

Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

X

23.1

Consent of Armanino LLP,

independent registered public accounting
firm.

X

23.2

Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
(included in Exhibit 5.1).

X

24.1

Power of Attorney
(included on the signature page hereof).

X

99.1#

Vaxxinity,

Inc. 2021 Omnibus Incentive Compensation Plan.

X
99.2#
Form of Notice of Stock Option Award

2021 Omnibus Incentive
Compensation Plan
S-1/A

11/5/2021

10.14

99.3#
Form of Notice of Restricted Stock Unit Award

2021 Omnibus
Incentive Compensation Plan
S-1/A

11/5/2021

10.15

107

Filing Fee Table

X

#
Indicates management contract or compensatory plan or arrangement

.

SIGNATURES
The Registrant.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this
Registration

Statement

to be

signed

on its

behalf

by the

undersigned,

thereunto

duly

authorized, in

Merritt

Island,
Florida,

on April 28, 2023.

VAXXINITY,

INC.
By:

[/s/ Mei Mei Hu]

Name: Mei Mei Hu

Title: President and Chief Executive Officer
Power of Attorney
KNOW ALL PERSONS BY THESE

PRESENTS, that each person whose

signature appears below hereby constitutes
and appoints Mei Mei Hu and René Paula Molina, and

each of them acting individually,

as his or her true and lawful
attorneys-in-fact and agents, each with full power

of substitution, for him or her in any and all capacities,

to sign any
and all amendments

(including post-effective

amendments) to this Registration

Statement, and to

file the same, with
all

exhibits

thereto

and

other

documents

in

connection

therewith,

with

the

Securities

and

Exchange

Commission,
granting unto

said attorneys-in-fact

and agents,

with full

power of

each to

act alone,

full power

and authority

to do
and perform each

and every act and

thing requisite and necessary

to be done

in connection therewith,

as fully for all
intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-
in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the

requirements of the

Securities Act of

1933, as amended,

this Registration Statement

has been signed
by the following persons in the capacities and on the dates indicated.

Name

Title

Date
/s/ Mei Mei Hu

President, Chief Executive Officer,

and Director

April 28, 2023
Mei Mei Hu

(Principal Executive Officer)

/s/ Jason Pesile

Senior Vice President, Finance &

Accounting

April 28, 2023
Jason Pesile

(Principal Financial Officer and Principal Accounting Officer)

/s/ Louis Reese

Executive Chairman

April 28, 2023
Louis Reese

/s/ George Hornig

Director

April 28, 2023
George Hornig

/s/ Landon Ogilvie

Director

April 28, 2023
Landon Ogilvie

/s/ Gaby Toledano

Director

April 28, 2023
Gaby Toledano

/s/ Peter Diamandis

Director

April 28, 2023
Peter Diamandis

/s/ Katherine Eade

Director

April 28, 2023
Katherine Eade

/s/ Peter Powchik

Director

April 28, 2023
Peter Powchik

/s/ James Smith

Director

April 28, 2023
James Smith